EXHIBIT 99.1


                   REGISTRATION RIGHTS AGREEMENT


      THIS AGREEMENT, dated as of June 17, 1996, is made by SNYDER OIL CORPORATION, a Delaware corporation ("SOCO") and JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY ("Holder").


     Pursuant to that certain Agreement and Plan of Merger dated as of June 11, 1996 (the "Merger Agreement") among DelMar Petroleum, Inc.("DelMar"), DelMar Merger, Inc. ("Sub"), and SOCO, DelMar has merged into Sub and the shares of common stock of DelMar (other than shares held by SOCO and any subsidiary of SOCO) have been converted into the right to receive shares of common stock, par value $.01 per share, of SOCO ("SOCO Stock"). Holder is the owner of 25,391 shares of common stock, par value $1.00 per share, of DelMar ("DelMar Stock") which has been converted into the right to receive 343,121 shares of SOCO Stock (the "Registrable Stock"). Holder also owns warrants to purchase 13,170 shares of DelMar Stock (the "DelMar Warrants").

Pursuant to the Merger Agreement, SOCO will, upon the request of a holder of DelMar Stock, enter into this Agreement providing for the registration of the Registrable Stock with such stockholder upon delivery to DelMar of certificates representing the shares of DelMar Stock held by such stockholder for exchange for SOCO Stock, and surrender for cancellation the instruments representing all DelMar Warrants held by such stockholder. Holder has delivered such certificates and instruments to DelMar and has requested that SOCO enter into this Agreement with SOCO.

Therefore, for and in consideration of the agreements set forth herein, SOCO and Holder agree to the provisions hereof.

      1. Transfer of SOCO Stock. Unless a registration statement is effective with respect thereto, the shares of Registrable Stock delivered to Holder pursuant to the Merger Agreement will not have been registered under the Securities Act of 1933, as amended (the "Securities Act"). SOCO shall cause to be placed upon certificates for shares of Registrable Stock issued pursuant to the Merger Agreement (other than shares which are at the time the subject of an effective registration statement under the Securities Act) a legend applicable to the disposition of those shares, provided that forthwith upon any disposition pursuant to the registration statement filed under this Agreement or otherwise, SOCO shall substitute therefor, at its expense, new certificates not bearing that legend. The legend shall read substantially as follows:

           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THEY ARE SO REGISTERED OR AN EXEMPTION FROM REGISTRATION IS THEN AVAILABLE.

     2. Registration. Promptly after the Closing, SOCO shall file a registration statement with the Securities and Exchange Commission ("SEC") and use its reasonable best efforts to effect the registration under the Securities Act of the sales by Holder of the Registrable Stock.

     3. Registration Expenses. SOCO shall be responsible for the payment of all Registration Expenses (as defined below) in connection with the registration pursuant to this Agreement. With respect to such registration Holder shall bear its own legal costs and any underwriting commissions or discounts charged to the Holder.

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      "Registration Expenses," means all expenses incident to SOCO's performance of or compliance with the registration requirements set forth in this Article II including, without limitation, the following: (i) the fees, disbursements and expenses of SOCO's counsel(s) (United States and foreign) and accountants in connection with any such registration; (ii) all costs and expenses in connection with the preparation, printing and filing of the registration statement, each prospectus, and all amendments and supplements thereto; (iii) the costs incurred in connection with the qualification of the securities under the laws of various jurisdictions (including fees and disbursements of counsel); (iv) the cost of furnishing to the Holder copies of any such registration statement, each preliminary prospectus, the final prospectus and each amendment and supplement thereof; and (v) all fees and expenses incurred in listing the Registrable Stock on any stock exchange and any transfer agent or registrar fees.

     4. Registration Procedures. After the Closing, SOCO will as promptly as is practicable, but in no event later than 30 days after Closing:

           (a) prepare, file and use its reasonable best efforts to cause to become effective a registration statement on Form S-3 or such other form as SOCO reasonably selects under the Securities Act or update by amendment or supplement a previously filed registration statement regarding the Registrable Stock to be offered;

           (b) prepare and file with the SEC such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep the registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Stock until the earlier of such time as all Registrable Stock has been disposed of in accordance with the intended methods of disposition by Holder set forth in the registration statement or until the earlier of three years after the registration statement becomes effective or such earlier date upon which the Registrable Stock may be sold under Rule 144(k) under the Securities Act;

           (c) furnish to Holder the number of conformed copies of the registration statement and of each amendment and supplement thereto (in each case including all exhibits), the number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in each case the number to be in conformity with the requirements of the Securities Act, those documents incorporated by reference in the registration statement or prospectus, and such other documents as Holder may reasonably request;

           (d) use its reasonable best efforts to register or qualify all Registrable Stock covered by the registration statement under securities or blue sky laws of other jurisdictions, and to list the Registrable Stock on any stock exchange, as Holder shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable Holder to consummate the disposition in those jurisdictions of its Registrable Stock covered by the registration statement, except that SOCO shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction; and

           (e) immediately notify Holder at any time when a prospectus relating to a registration pursuant to this Agreement is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or

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necessary  to make the  statements  therein,  in the light of the  circumstances under which they were made, not misleading, and at the request of Holder prepare and furnish to Holder and any underwriter of the Registrable Stock a reasonable number of copies of a supplement to or an amendment of the prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Stock, the prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      SOCO may require that Holder furnish such information regarding Holder and the distribution of such securities as SOCO may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection with any registration.

     5. Blackout Periods. Upon written notice from SOCO to Holder that either:

           (a) SOCO has determined to engage in a financing and has been advised in writing (with a copy to Holder) by a recognized independent investment banking firm selected by the Board of Directors of SOCO that, in that firm's opinion, SOCO's sale of Registrable Stock pursuant to the registration statement would adversely affect SOCO's own immediately planned financing (a "Transaction Blackout"); or

           (b) the general counsel of SOCO determines in good faith in writing (with a copy to Holder) that Seller's sale of Registrable Stock pursuant to the registration statement would require disclosure of material information which SOCO has a bona fide business purpose for preserving as confidential as a result of a pending merger, consolidation, acquisition, disposition or other material development involving SOCO (an "Information Blackout");

Holder shall suspend sales of Registrable Stock pursuant to such registration statement until the earlier of (X)(i) in the case of a Transaction Blackout, the earliest of (A) three months after the completion of the financing, (B) the termination of any "blackout" period required by the underwriters to be applicable to SOCO, if any, in connection with the financing, (C) abandonment of such financing and (D) 135 days after the date of SOCO's written notice of a Transaction Blackout, or (ii) in the case of an Information Blackout, the earlier of (A) the date upon which the material information is disclosed to the public or ceases to be material or (B) 135 days after SOCO's written notice of an Information Blackout, and (Y) such time as SOCO notifies Holder that sales pursuant to such registration statement may be resumed.

      6. Preparation; Reasonable Investigation. In connection with the preparation and filing of the registration statement registering Registrable
Stock under the Securities Act, SOCO shall give Holder and its counsel reasonable and customary access to its books and records and opportunities to discuss the business of SOCO with its officers and the independent public accountants who have audited its financial statements.

      7.   Indemnification and Contribution.

           (a) SOCO hereby indemnifies and agrees to hold harmless Holder, its directors and officers, and each person, if any, who controls Holder within the meaning of the Securities Act against any losses, claims, damages, liabilities and expenses, joint or several, to which that person may be subject under the Securities Act or otherwise, insofar as those losses, claims, damages, liabilities or expenses (or

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actions or  proceedings  in respect  thereof) arise out of or are based upon (i)
any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which the Registrable Stock is registered under the Securities Act, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and SOCO shall reimburse each such person for any legal or any other expenses reasonably incurred by that person in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that SOCO shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished by the indemnified person to SOCO. This indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of SOCO or any director, officer or controlling person and shall survive the transfer of the registered securities by Holder.

           (b) Holder hereby indemnifies and agrees to hold harmless (in the same manner and to the same extent as set forth in Subsection 7(a)) each director of SOCO, each officer of SOCO who shall sign the registration statement, and each person, if any, who controls SOCO within the meaning of the Securities Act, with respect to any statement in or omission from the registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, if the statement or omission was made in reliance upon and in conformity with written information furnished by it to SOCO. This indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of SOCO or any director, officer or controlling person and shall survive the transfer of the registered securities by Holder.

           (c) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for as set forth in this
Section 7 is for any reason held to be unenforceable by the indemnified parties, although applicable in accordance with its terms, SOCO and Holder shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by SOCO and Holder, as incurred, as between SOCO on the one hand and Holder on the other, in such proportion as is appropriate to reflect the relative fault of SOCO on the one hand and of Holder on the other in connection with the statements or omissions which result in the losses, liabilities, claims, damages or expenses, as well as any other relative equitable considerations. The relative fault of SOCO on the one hand and of Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state material fact relates to information supplied by SOCO or by Holder.

      8.  Miscellaneous.

           (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when received by a party at the address set forth below the name of that party on the signature page hereof or at such subsequent address as is provided by one party to the other in writing.

           (b) Exclusive Agreement. This Agreement supersedes all prior agreements between the parties relating to the subject matter hereof (written or oral) and is intended as a complete and exclusive statement of the terms of the agreement between the parties.

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           (c) Choice of Law;  Amendments;  Headings.  This  Agreement  shall be governed by and construed and enforced in accordance with the laws of the State of Texas. This Agreement may not be changed or amended orally. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

           (d) Assignments and Third Parties. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other party, except that Holder and its successors and assigns may assign any or all rights and obligations hereunder to any Affiliate of Holder (as defined below) to which Holder or any such successor or assignee of Holder also transfers, assigns, or sells by liquidation or otherwise some or all of the Registrable Stock acquired by Holder pursuant to the Merger Agreement. For these purposes, the term "Affiliate of Holder" means any entity currently existing or to be formed that Controls, or is Controlled by, Holder or is under Control of the entity or entities that at the Closing Control(s) Holder. The term "Control" means the power to determine, direct, or decide matters relating to an entity, whether by direct or indirect ownership of voting securities, contractual arrangement, or otherwise. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. Except as specified in Section 7, which is intended to benefit and to be enforceable by any of the Indemnified Parties, nothing in this Agreement shall entitle any person other than the parties hereto, or their successors and assigns permitted hereby to any claim, cause of action, remedy or right of any kind.

           (e) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but both of which together shall constitute but one and the same agreement.

           (f) Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred by each party hereto in connection with all things required to be done by it hereunder, including attorney's fees and accountant fees, shall be borne by the party incurring same.

           (g) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

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      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

SNYDER OIL CORPORATION            JOHN HANCOCK MUTUAL LIFE
                                  INSURANCE COMPANY


By: /s/Peter E. Lorenzen          By: /s/ Eugene Hodges Jr
- ------------------------          ------------------------
Peter E. Lorenzen                 Eugene Hodges Jr
Title: Vice President and         Title: Investment Officer
       General Counsel

Address:                          Address:
777 Main Street #2500             200 Clarendon Street
Fort Worth, Texas 76102           57th Floor
Attn:  Corporate Secretary        Boston, Massachusetts  02117
                                  Attn:   Mr. William Kinsley

Fax:   817/882-5982               Fax:     617/572-1605

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